Exhibit 99.1
JUNIPER CONTENT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements have been prepared to reflect: (1) the effects of the Asset Exchange Agreement (“Asset Agreement”) between Firestone Communications, Inc. (“Firestone”), the wholly owned subsidiary of Juniper Content Corporation (“Company”) and 12K, LLC (“12K”), an entity controlled by Raymond K. Mason, the Company’s Vice Chairman of the Board and largest shareholder; and (2) the effects of a lease assignment and a three-year sub-lease agreement (collectively, the “Lease Agreements”), and three-year services agreements (collectively, the “Services Agreements”) with Studio 121, Inc. (“S121”), with all such agreements having been consummated on November 3, 2008, and effective as of November 1, 2008 (collectively, the “Facility Transactions”), and with all being more fully described under Item 1.01 of this Form 8-K.
The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2008 and for the year ended December 31, 2007, are based on the Company’s historical Condensed Consolidated Statements of Operations, and give effect to the withdrawal from the Network Operations and Production Services businesses resulting from the Asset Agreement and the Lease and Services Agreements, as if they had occurred on January 1, 2007.
For the six month period ended June 30, 2008, the Company’s results of operations attributable to the assets exchanged under the Asset Agreement were presented in the unaudited condensed consolidated results of operations, as reported on the Company’s Form 10-Q. In the Company’s Annual Report on Form 10-K, for the year ending December 31, 2008, the Asset Agreement results of operations will be presented as discontinued operations in accordance with Statement of Financial Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Therefore, the pro forma elimination of historical results for the Asset Agreement is necessary for the six month period ended June 30, 2008. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2008 is based on the Company’s historical balance sheet as of that date, and gives effect to the Asset Agreement and the Lease and Services Agreements as if the transactions occurred on June 30, 2008.
The unaudited pro forma consolidated financial statements presented below are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the Asset Agreement. The transfer of the Firestone physical assets does not generate explicit proceeds under the Asset Agreement, but does call for the cancelation of over $2.99 million in debt, with commensurate annual interest savings of approximately $150,000. Additionally, the Lease and Service Agreement allows for the Company to separate itself from the underlying facilities-based assets and their related unprofitable operations, therefore this separation’s economic benefits should create savings in excess of the specific cost savings arising from reductions in workforce, lease expense and other associated operating expense reductions. Accordingly, the actual effect of the Asset Agreement and the Lease and Services Agreements, due to the previously mentioned and other factors, currently unknown, could cause the actual results to differ from the pro forma adjustments presented herein. However, management believes the assumptions used and the adjustments made are reasonable under the circumstances and given the information available at this time.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Agreements been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2007, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as in conjunction with the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the periods ended March 31, 2008 and June 30, 2008, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008.

Juniper Content Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2008

	Historical June	Pro Forma		Pro Forma June
	30, 2008 (1)	Adjustments		30, 2008
	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,048,477	$(19,010)	(7)	$3,029,467
Accounts receivable, net	266,689			266,689
Programming rights	219,954			219,954
Prepaid expenses and other current assets	230,880	(12,249)	(7)	218,631

Total current assets	3,766,000	(31,259)		3,734,741

Long term assets:
Programming assets, net	16,029			16,029
Property and equipment, net	2,543,591	(2,428,290)	(5)	115,301
Restricted cash	94,710			94,710
Intangible assets, net	8,824,537	(717,918)	(5)(6)	8,106,619
Goodwill, net	157,166			157,166
Other assets	57,495			57,495
Programming rights long term	328,401			328,401

Total assets	$15,787,929	$(3,177,467)		$12,610,462

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,357,614			$1,357,614
Deferred revenue	49,602	(31,259)	(7)	18,343
Programming obligations	378,933			378,933
Income taxes payable	—			—

Total current liabilities	1,786,149	(31,259)		1,754,890
Long term liabilities:
Long-term debt, related party, net	2,687,564	(2,687,564)	(5)	—
Deferred rent	16,620			16,620
Deferred tax liability, net	193,054	(26,711)	(5)	166,343

Total liabilities	4,683,387	(2,745,534)		1,937,853
Commitments and contingencies
Stockholders’ equity
Preferred stock, Series A	—	—	(5)		—
Common stock, par value $.0001 per share	562			562
Additional paid-in-capital	22,296,828	(140,426)	(5)(a)	22,156,402
Accumulated deficit	(11,192,848)	(291,507)	(6)	(11,484,355)

Total stockholders’ equity	11,104,542	(431,933)		10,672,609

Total liabilities and stockholders’ equity	$15,787,929	$(3,177,467)		$12,610,462

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Juniper Content Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2008

	Historical Six Months
	Ended June 30, 2008	Pro Forma			Pro Forma	Pro Forma Six Months
	(1)	Adjustments (3)			Adjustments (4)	Ended June 30, 2008
	(Unaudited)	(Unaudited)			(Unaudited)	(Unaudited)
Revenues	$1,171,758	$(480,159)	3	(a)		$691,599
Expenses:
Operating cost of services	1,714,494	(299,631)	3	(b)		1,414,863
Selling, general and administrative	3,382,377				(292,201)	3,090,176
Advertising	265,311					265,311
Depreciation and amortization	1,527,645	(336,968)	3	(c)		1,190,677

Loss from operations	(5,718,069)	156,440			292,201	(5,269,428)

Other income (expenses):
Other income, net	—					—
Interest income	35,796					35,796
Interest expense	(119,947)	(119,947)	3	(d)		—

Total other income (expense)	(84,151)	(119,947)			—	35,796

Loss from continuing operations before tax	(5,802,220)	276,387			292,201	(5,233,632)
Benefit for income taxes	754,289	104,364				649,925

Loss from continuing operations	$(5,047,931)	$172,023			$292,201	$(4,583,707)

Loss from continuing operations per common share:
Basic and diluted	$(0.90)					$(0.82)

Weighted average number of shares outstanding, basic and diluted	5,618,127					5,618,127

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Juniper Content Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2007

	Historical Year					Pro Forma
	Ended					Year Ended
	December 31,	Pro Forma			Pro Forma	December 31,
	2007 (2)	Adjustments (3)			Adjustments (4)	2007
	(Unaudited)	(Unaudited)			(Unaudited)	(Unaudited)
Revenues	$2,224,803	$(1,086,132)	3	(a)		$1,138,671
Expenses:
Operating cost of services	2,902,840	(1,022,874)	3	(b)		1,879,966
Selling, general and administrative	5,655,508				(549,884)	5,105,624
Advertising	443,694					443,694
Depreciation and amortization	2,900,115	(632,337)	3	(c)		2,267,778

Loss from operations	(9,677,354)	569,079			549,884	(8,558,391)

Other income (expenses):
Other income, net	1,782					1,782
Interest income	369,694					369,694
Interest expense	(228,408)	(228,408)	3	(d)		—

Total other income (expense)	143,068	(228,408)			—	371,476

Loss from continuing operations benefit tax	(9,534,286)	797,487			549,884	(8,186,915)
Benefit for income taxes	3,209,938	444,129				2,765,809

Loss from continuing operations	$(6,324,348)	$353,358			$549,884	$(5,421,106)

Loss from continuing operations per common share:
Basic and diluted	$(1.14)					$(0.97)

Weighted average number of shares outstanding, basic and diluted	5,563,920					5,563,920

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)	As reported in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2008.

(2)	As reported in the Company’s annual report on Form 10-KSB for the year ended December 31, 2007.

(3)	The Pro forma adjustments reflect only those adjustments which are directly attributable to the Asset Agreement transaction.
(a)	To reflect the reduction in revenue attributable to the withdrawal from Network Operations and Production Services revenue as of January 1, 2007.

(b)	To reflect the reduction in Network Operations payroll costs and the net effect of the withdrawal from the use of the satellite uplink services as of January 1, 2007.

(c)	To reflect the reduction in depreciation expense attributable to the physical assets exchanged in consideration of the cancellation of the related party debt, and the reduction in amortization expense attributable to the pro forma write-off of the Network Operations customer base intangible asset and favorable lease.

(d)	To reflect the elimination of interest expense attributable to the cancellation of the related party debt pursuant to the Asset Exchange Agreement for the period beginning January 1, 2007.

(4)	The Pro Forma adjustments attributable to the elimination of rental costs and related expenses, administrative payroll, and other expense reductions pursuant to the lease assignment, the sub-lease agreement and the services agreement, as if such agreements were placed into service as of January 1, 2008 and January 1, 2007, respectively.
(5)	The following table represents the details of the pro forma balance sheet transactions as if they occurred on June 30, 2008:

Extinguishment of related party note payable	$2,998,678
Pro forma write-off of unamortized loan discount on related party note payable	(311,114)
Pro forma impairment of contract based favorable lease intangible asset, at net carrying value, associated with related party lease assignment	(426,411)

Pro forma exchange of fair market value of property and equipment with related party in partial satisfaction of related party note payable	(2,428,290)
Pro forma adjustment to deferred taxes attributable the impairment intangibles with different book and tax bases	26,711
Fair Value of Preferred Stock, adjusted to Additional Paid in Capital, Par Value $0.0001	(187,149)

Pro Forma net loss on related party transaction charged against additional paid in capital	(327,575)

Table 5(a) — Reconciliation to Pro Forma change in additional paid in capital
Pro Forma net loss on related party transaction charged against additional paid in capital	(327,575)
Fair Value of Preferred Stock, issued and charged to Additional Paid in Capital, Par Value $0.0001	187,149

Net Pro Forma change to additional paid in capital on related party transaction	$(140,426)

(6)	Impairment of the intangible asset attributable to the Network Operations Customer base intangible asset of $291,507.

(7)	The pro forma adjustments for cash delivered in Facility Transactions for the transfer and settlement of deposits held at third parties, and the transfer of withholdings of deferred revenue

In accordance with Accounting Principles Board Opinion No. 26, Early Extinguishment of Debt, (“APB No. 26”), which states that “extinguishment transactions between related parties maybe in essence capital transaction”, for purposes of these pro forma financial statements the approximate loss on the extinguishment is treated as a capital transaction within additional paid in capital.
The Pro forma financial statements reflect the eliminations of the financial results of operations, assets, and liabilities associated with the discontinued operations of the Asset Agreement in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.